UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

CHINA LENDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-36664	98-1192662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Satellite Building 473 Satellite Road Economic Technological Development Zone Urumqi, Xinjiang, China	830000
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: +86 991-3072247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 11, 2016, the registrant received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the staff of Nasdaq (the “Staff”) has determined that the registrant has not demonstrated that it met the 300 “Round Lot Holder” requirement for initial listing following the completion of the registrant’s business combination on July 6, 2016. Nasdaq Listing Rule 5505(a)(3) provides that there must be at least 300 beneficial holders with ownership of units of 100 shares or more.

The Notice states that, if the registrant does not appeal the Staff’s determination to a Nasdaq Hearings Panel (the “Panel”) by October 18, 2016 pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, trading in the registrant’s ordinary shares will be suspended at the opening of business on October 20, 2016, and Nasdaq will remove the registrant’s securities from listing and registration on Nasdaq.

The registrant has appealed the Staff’s determination by submitting a timely request for a hearing, and intends to present at the hearing the registrant’s plan to demonstrate compliance with the round lot shareholder requirement and, if necessary, to request an extension of time within which to do so. The request for a hearing will stay any suspension of trading in, and the removal from listing and registration of, the registrant’s securities on Nasdaq pending the issuance of the Panel’s decision following the hearing and the expiration of any extension granted by the Panel. If the registrant’s appeal is not successful, trading in the registrant’s ordinary shares on Nasdaq will be suspended, and the registrant’s ordinary shares will be removed from listing and registration on Nasdaq. If the registrant’s ordinary shares are delisted and deregistered from Nasdaq, the ordinary shares may be eligible to continue to be quoted on the OTC Bulletin Board or in the Pink Sheets. If the registrant’s appeal is successful, the Staff’s delisting determination will be lifted and trading in the registrant’s ordinary shares on The Nasdaq Capital Market will continue.

Safe Harbor Statement

This report on 8-K includes forward-looking statements. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the registrant expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the registrant in light of current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to the registrant’s expectations and predictions is subject to a number of risks and uncertainties, including the risk that the registrant’s appeal of the Staff’s determination will not be successful, and that as a result registrant’s ordinary shares will be delisted and deregistered from Nasdaq.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LENDING CORPORATION

October 17, 2016	By:	/s/ Li Jingping
Li Jingping
President and Chief Executive Officer

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